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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-84610, No. 33-83018, No. 33-99862, No. 33-99864,
No. 333-01620, No. 333-34693 and No. 333-34695) of Total Renal Care Holdings, Inc. of our report dated February 28, 1996 relating to the financial statements of the Nephrology Services Business of Caremark International Inc.; of our report dated June 18, 1997 on the financial statements of New West Dialysis Clinics, Inc.; of our report dated November 20, 1997 on the combined financial statements of Southfield Dialysis Facility, P.C., North Oakland Dialysis Facility, P.C., Macomb Kidney Center, P.C., and Novi Kidney Center, P.C.; of our report dated December 12, 1997 on the financial statements of Dialysis Care of North Carolina; and of our report dated December 18, 1997 on the financial statements of the Renal Dialysis Business of The Rogosin Institute, Inc. included in this Current Report on Form 8-K.


Price Waterhouse LLP
Seattle, Washington
December 19, 1997